UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2008
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 16, 2008, Polaris Industries Inc. (the “Company”) announced the decision of Thomas C. Tiller, the Chief Executive Officer, to step down from his current position by the end of 2008. At the same time, the Company announced the succession plan for Mr. Tiller. A copy of the news release is attached hereto as Exhibit 99.1.
The Company’s Compensation Committee and Board of Directors have approved the terms of severance agreements (the “Severance Agreements”) for the following named executive officers (each, an “Executive Officer”):
•	Bennett J. Morgan, President and Chief Operating Officer;

•	Michael W. Malone, Vice President—Finance, Chief Financial Officer and Secretary;

•	Jeffrey A. Bjorkman: Vice President—Operations;

•	John B. Corness: Vice President—Human Resources
The Severance Agreements with the Executive Officers, effective as of January 16, 2008, provide that if in connection with a “change in control,” an Executive Officer’s employment is terminated by the Company without “cause” or by the Executive Officer with “good reason,” as such terms are defined in the agreements, he will be entitled to receive a lump sum payment equal to the sum of (i) two times his average annual cash compensation (base salary plus cash incentive awards) for the three preceding fiscal years; (ii) his earned but unused vacation time and (iii) any earned but unpaid cash incentive award with respect to the last completed fiscal year under the Company’s Senior Executive Annual Incentive Compensation Plan (“Senior Executive Plan”).
Under the terms of the Severance Agreements, if an Executive Officer is terminated by the Company without cause and not in connection with a change in control of the Company, such Executive Officer shall be entitled to: (i) an amount equal to his then-current annual base salary (for all Executive Officers other than Mr. Morgan who will receive one and a half times his then-current annual base salary) and the amount of his cash incentive award paid under the Senior Executive Plan for the last completed fiscal year, payable over a period of one year in accordance with the Company’s normal payroll practices; (ii) any earned but unpaid cash incentive award for the last completed fiscal year under the Senior Executive Plan; (iii) any earned but unpaid incentive compensation award for the last completed award period under the Company’s Long Term Incentive Plan (“LTIP”) as well as a pro rata portion of the incentive compensation award for which he is eligible under the LTIP based on time worked during the performance measurement period; (iv) COBRA premiums for a one year period; (v) outplacement counseling; (vi) lapse of restrictions on his outstanding performance based restricted share awards for which the measurement period and performance goals have been achieved prior to termination and (vii) eligibility for early retirement benefits under the Company’s Early Retiree Benefit Plan for Officers without regard to age or time in service requirements.

An Executive Officer will be required to execute a general waiver and release upon termination in order to receive the benefits under his Severance Agreement. The benefits under the Severance Agreements are in lieu of any benefits that would have otherwise been provided to the Executive Officers under the Company’s severance policies and practices. The Severance Agreements supersede the Change in Control Agreements previously entered into between the Company and each Executive Officer, a form of which was filed as Exhibit 10.f to the Company’s Current Report on Form 8-K filed on October 31, 2007. The form of the Severance Agreement between the Company and each Executive Officer other than Mr. Morgan is attached hereto as Exhibit 10.dd. The form of Mr. Morgan’s Severance Agreement is attached hereto as Exhibit 10.ee.
Item 7.01 Regulation FD Disclosure.
In the news release referred to in Item 5.02 above, the Company also reaffirmed its guidance for full year 2007 earnings from sales growth guidance of five to six percent growth over 2006, and full year 2007 earnings per share from continuing operations of $3.05 to $3.10 per diluted share, which guidance was originally issued as part of the third quarter earnings release dated October 16, 2007, a copy of which was furnished as Exhibit 99.1 to the Company’s Form 8-K filed on October 16, 2007. A copy of the January 16, 2008 news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Current Report is furnished and not deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are included herewith:

Exhibit Number	Description
10.dd	Form of Severance Agreement between the Company and executive officers other than Mr. Morgan

10.ee	Form of Severance Agreement between the Company and Bennett J. Morgan

99.1	News Release dated January 16, 2008 of Polaris Industries Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: January 17, 2008

POLARIS INDUSTRIES INC.

/s/ Michael W. Malone

Michael W. Malone Vice President – Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

EXHIBIT INDEX

Exhibit Number	Description
10.dd	Form of Severance Agreement between the Company and executive officers other than Mr. Morgan

10.ee	Form of Severance Agreement between the Company and Bennett J. Morgan

99.1	News Release dated January 16, 2008 of Polaris Industries Inc.

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